Exhibit 4.4

                              CONSULTING AGREEMENT

        THIS CONSULTING AGREEMENT entered into as of this 15th day of August, 2004 between EYE CARE INTERNATIONAL INC., a Delaware corporation (the "Company") and Gary Morgan ("Consultant").

        WHEREAS, the Company desires to engage Consultant to provide certain services for the Company, and Consultant desires to provide the same to Company.

        NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties agree as follows:

                 1. For a said period of two (2) months beginning on August 15, 2004 and ending October 15, 2004 (the "Consulting Period") Consultant shall serve as a consultant to the Company on matters pertaining to debt restructuring, contract strategy, financial planning and corporate strategy. Consultant's services shall include consultation with and advice to directors and officers of the Company.

                 2. During the Consulting Period, the Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of, the Chairman and Chief Executive Officer of the Company.

                 3. Consultant's services shall be rendered from his/her office, unless by mutual agreement from time to time arrangements are made for those services to be rendered elsewhere. Reasonable travel and living expenses necessarily incurred by Consultant to render services at locations other than his/her office shall be reimbursed by the Company promptly upon receipt of proper statements with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month of the Consulting Period during which any of those expenses are incurred.

                 4. Consultant shall have no authority to bind Company by or to any obligation, agreement, promise or representation without first obtaining the written approval of the Chief Executive Officer. Consultant shall not incur any liability on behalf of Company or in any way represent or bind Company in any manner or thing whatsoever and nothing herein shall be deemed to constitute either party the agent or legal representative of the other. Consultant shall not have the authority and shall not represent that he has authority to approve check requests or to order, purchase or otherwise obtain any equipment, supplies, services or other materials on behalf of Company.

                 5. In consideration of Consultant's entering into this Agreement, the Company has agreed to compensate the Consultant by issuing 300,000 shares of the Company's Class A Common Stock (the "Shares") and granting a five year warrant to purchase an additional 600,000 shares of the Company's Class A Common Stock at the lowest per share trading price of the Company's stock as reported by the Nasdaq OTC Bulletin Board during the Consulting Period ( the "Warrants").



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                 The Company intends to register the Shares and the shares
         underlying the Warrants issued to Consultant immediately following the Consulting Period on Form S-8.

                 6. Consultant understands and agrees that Consultant is an independent contractor rather than an employee or agent of Company. Consultant hereby warrants and represents that he has all necessary licenses, visas, work permits or other government approvals required to perform the Services.

                 7. Consultant shall be responsible for withholding, paying, and reporting any and all required federal, state or local income, employment and other taxes and charges. Consultant understands and agrees that Company will make no deduction from payments to Consultant for federal or state tax withholdings, social security, unemployment, workers' compensation or disability insurance.

                 8. Consultant understands and agrees it is not eligible for dental, medical, disability, hospitalization, life insurance, vacation, travel benefits and other employee welfare and benefit programs maintained by Company based on the Services or otherwise. In addition, Consultant shall not be eligible to participate in or accrue benefits under other programs which are available to employees of Company.

                 9. Proprietary Information. The Company has invested and will continue to invest considerable effort and expense in the development of technology and other Proprietary Information. The Company has taken steps and will continue to take all reasonable steps necessary to protect the secrecy of Proprietary Information of the Company. Consultant acknowledges and agrees that Consultant's position with the Company will afford Consultant an opportunity to access Proprietary Information of the Company. The misappropriation, unauthorized use, or disclosure of Proprietary Information would cause irreparable harm to the Company. Consultant agrees to hold Proprietary Information in confidence for the benefit of the Company. Consultant shall not directly or indirectly use or disclose, except as authorized in writing by the Company, any Proprietary Information (whether or not developed or compiled by Consultant) for any purpose not directly related to the Company's Business, and then only for the benefit of the Company. Consultant's obligations as set forth in this paragraph 9 shall remain in effect with respect to Trade Secrets, for so long as the Company is entitled to protection of rights in such Trade Secrets under applicable law, and with respect to Confidential Information for the duration of engagement and for a period of three (3) years after termination of engagement.

                 10. Assignment Of Rights. Consultant acknowledges and agrees that all Work Product and all physical embodiments thereof produced by the Consultant during the period of Consultant's engagement by the Company shall be considered "work for hire" as such term is defined in 17 U.S.C. Section 101, the ownership and copyright of which shall be vested solely in the Company. If any of the Work Product may not, by operation of law, be considered work made for hire by Consultant for the Company, or if ownership of all right, title, and interest of the intellectual property rights therein shall not otherwise vest exclusively in the Company, Consultant hereby assigns to the Company, and upon the future creation thereof automatically assigns to Company, without further consideration, the ownership of all Work Product. Consultant agrees (a) to disclose immediately to the Company all Proprietary Information developed in whole or part by Consultant during the term of Consultant's engagement by the Company; (b) to comply


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        with all record-keeping requirements of the Company; and (c) at the request and expense of the Company, to do all things and sign all documents or instruments reasonably necessary in the opinion of the Company to eliminate any ambiguity as to the rights of the Company in such Proprietary Information including, without limitation, providing to the Company's employees full cooperation in any litigation or other proceeding to establish, protect, or obtain such rights. In the event that the Company is unable for any reason whatsoever to secure the Consultant's signature to any document reasonably necessary or appropriate for any of the foregoing purposes (including without limitation, renewals, extensions, continuations, divisions, or continuations in part), Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant's agent and attorney-in-fact to act for and on behalf of Consultant for the limited purpose of executing and filing any such document and doing all other lawfully permitted acts to accomplish the foregoing purposes with the same legal force and effect as if executed by Consultant. This appointment is coupled with an interest and shall survive the death or disability of Consultant. Upon request by the Company, and in any event upon termination of Consultant's engagement, Consultant shall promptly deliver to the Company all property belonging to the Company including, without limitation, all Work Product and Proprietary Information (and all embodiments thereof) then in Consultant's custody, control, or possession, as a condition precedent to any remuneration payment due to Consultant.

                11. Defintions. The following capitalized terms are used in this Agreement with the meanings thereafter acscribed:

                          "Confidential Information" means information, other
                  than Trade Secrets, that is of value to its owner and is treated by its owner as confidential, including, but not limited to: (a) any useful process, formula, composition of matter, or device which (i) is new or which Consultant has a reasonable basis to believe may be new, (ii) is being used or studied by the Company and is not described in a patent, and
                  (iii) is not readily ascertainable from inspection of any commercially available product of the Company; (b) any engineering, technical, or product specifications of any current or future product of the Company; (c) any computer software (whether in source or object code) and all flow charts, algorithms, coding sheets, design concepts, test data, or documentation related thereto, whether or not copyrighted, patented, or patentable; (d) information concerning the Company's pricing strategies, licensing strategies, and advertising campaigns; (e) information regarding Company executives, employees, personnel assignments, customers, and suppliers; (f) Company financial information; (g) Company training, policy, and procedure manuals; (h) the terms and conditions of this Agreement; and (i) any data or information defined herein as a Trade Secret, but which is determined by a court of competent jurisdiction not to rise to be a trade secret under applicable law.

                           "Proprietary Information" means, collectively,
                  Confidential Information and Trade Secrets.

                          "Trade Secrets" means information, without regard to
                  form, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or



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

                  suppliers which is not commonly known by or available to the public and which information: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

                          "Works" means inventions (whether or not patentable),
                  discoveries, improvements, designs, techniques, data and databases, materials, documentation, computer programs, and all other works of authorship and all embodiments thereof, created or developed in whole or in part by Consultant, including all worldwide rights therein under patent, copyright, Trade Secret, Confidential Information, or other property right.

                          "Work Product" means all Works that have been produced
                  or created during the term of this Agreement, or prior to the date of this Agreement if the Company paid for the development of such product. Notwithstanding the foregoing, "Work Product" shall not include Works developed entirely on Consultant's own time without using the Company's equipment, supplies, facilities, or Proprietary Information, except for those inventions that either (i) related at the time of conception or reduction to practice to the Company's business or anticipated research or development of the Company, or (ii) result from any work performed by Consultant for the Company.

                 12. This Agreement may be terminated by Company or Consultant without cause in their sole discretion by providing the other party with at least thirty (30) calendar days' advance written notice (the "Notice Period"); provided that, if Consultant shall choose to terminate this Agreement prior to the expiration of its term, the Company shall not be obligated to make any payments due thereafter.

                 13. It is understood and agreed by the parties that the services of Consultant are unique and personal in nature and both Consultant and Company shall not delegate or assign all or any portion of its required performance to any other individual, firm or entity.

                 14. No waiver, amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by both parties. No failure or delay by either party in exercising any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy.

                 15. This Agreement shall be binding upon and inure to the benefit of the heirs, successors, and assigns of the parties hereto.

                 16. Notices hereunder shall be given in writing and will be deemed to have been given (a) on the date delivered in person, (b) on the date indicated on the return receipt if mailed postage prepaid, by certified or registered U.S. mail, with return receipt requested, (c) twenty-four (24) hours after transmittal by facsimile, if sent by 5:00 p.m. Eastern Time, on a regular business day and confirmation of receipt thereof is reflected or obtained, or (d) if sent by overnight courier service, on the next business day after delivery to the courier service (in time for and specifying next day delivery). In each case


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

         such notices shall be sent to the address or facsimile number set forth below. Either party may change such address by giving (15) days written notice to the other party hereto.

               If to Company:  Eye Care International, Inc.
                               1511 North Westshore Boulevard, Suite 925
                               Tampa, Florida 33607
                               Attention: Chief Executive Officer
                                        Tel:(813) 289-5552
                                        Fax:(813) 289-5553


               If to           Gary Morgan
               Consultant:     6535-F Parkview Drive
                               Boca Raton, FL 33433


                 17. If any provision of this Agreement shall be held by a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement shall remain in full force and effect.

                 18. This Agreement and the Exhibits hereto constitute the entire Agreement between the parties concerning the subject matter hereof and supersedes all prior negotiations and discussions with respect to such subject matter. This Agreement may be modified in writing only, signed by the parties hereto.

                 19. The remedies hereunder shall be cumulative and not alternatives; the election of one remedy for a breach shall not preclude pursuit of other remedies.

                 20. Whenever required by the context, references herein to the singular shall include the plural and the masculine gender shall include the feminine gender. For the purposes of this Agreement, unless the context clearly requires otherwise, "or" is not exclusive and "including" shall mean "including, but not limited to."

                 21. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

                 22. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

                 23. Governing Law. This Agreement and the rights of Company and Contractor hereunder shall be governed by and construed in accordance with the laws of the State of New York. The parties agree that any appropriate state court sitting in Manhattan in New York City or any Federal Court sitting in the Southern District of New York shall have exclusive jurisdiction of any case or controversy arising under or in connection with this Agreement and shall be a proper forum in which to adjudicate such case or controversy and each party irrevocably consents to the jurisdiction of such courts, and irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action, or proceeding in any such court and further waives the right to object, with respect to such suit, action, or proceeding, that such court does not have jurisdiction over such party.

                  [Remainder of page intentionally left blank]


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                    [Signature page to Consulting Agreement]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        EYE CARE INTERNATIONAL, INC.


                                        By     /s/  CLARK MARCUS
                                               ---------------------------
                                        Name   Clark Marcus
                                        Title: President and CEO


                                        By     /s/  GARY MORGAN
                                               ---------------------------
                                               Gary Morgan

                                              Warrant to Purchase 600,000 Shares
                                                                 Of Common Stock

                          EYE CARE INTERNATIONAL, INC.

                          COMMON STOCK PURCHASE WARRANT

                                OCTOBER 15, 2004

         NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1993, AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.

         THIS CERTIFIES THAT Gary Morgan, 6535-F Parkview Drive, Boca Raton, FL 33433 (hereinafter sometimes called the "Holder") is entitled to purchase from Eye Care International, Inc., a Delaware corporation (the "Company") at the price and during the period hereinafter specified, up to 600,000 shares of the Company's Series A Common Stock (the "Common Stock").

         1. The rights represented by this Warrant shall be exercisable at any time prior to October 14, 2009, (the "Expiration Date") at a purchase price of $1.25 (the "Exercise Price"). After the Expiration Date the Holder shall have no right to purchase any shares of Common Stock purchasable upon exercise of this Warrant.

         2. The rights represented by this Warrant may be exercised at any time prior to the Expiration Date, in whole or in part, by (i) the surrender of this Warrant (with the purchase form at the end hereof properly executed) at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); and (ii) payment to the company of the Exercise Price then in effect for the number of shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any. This Warrant shall be deemed to have been exercised, in whole or in part, to the extent specified, immediately prior to the close of business on the date this Warrant is surrendered and payment is made in accordance with the foregoing provisions of this Paragraph 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record or such Common Stock at that time and date. The certificate or certificates for the Common Stock so purchased shall be delivered to such person or persons within a reasonable time, as per Paragraph 8.

         3. Neither this Warrant nor the shares of Common Stock issuable upon exercise hereof have been registered under the Securities Act of 1933, as amended (the "1933 Act"), nor under any state securities law and shall not be sold, transferred, assigned, hypothecated or otherwise disposed of until a registration statement with respect thereto becomes or is declared effective under the 1993 Act or the Company receives an opinion of counsel to the Company stating that an exemption from the registration requirements of the 1933 Act and such state securities laws is available.

         4. The Company shall as quickly as possible, file an S-8 or other applicable registration statement with the SEC to register that number of shares issuable hereunder.

         5. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that until the Expiration Date, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

         6. This Warrant shall not entitle the Holder to any rights, including, without limitation, voting rights as a stockholder of the Company.

         7. The Exercise Price in effect at any time and the number of shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (a) In case the Company shall (i) issue shares of Common Stock as a dividend or distribution on its outstanding shares of Common Stock,
         (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, or
         (iv) the outstanding shares of Common Stock are at any time changed into or exchanged for a different number or kind of shares or other security of the Company or of another corporation through reorganization, merger, consolidation, liquidation or recapitalization, then appropriate adjustments in the number and kind of such securities subject to this Warrant shall be made and the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination, reclassification, reorganization, merger, consolidation, liquidation or recapitalization shall be proportionately adjusted so that the holder of this Warrant exercised after such date shall be entitled to receive the aggregate number and kind of shares of which, if this Warrant had been exercised by such Holder immediately prior to such date, he would have owned upon such exercise and been entitled to receive upon such dividend, distribution, subdivision, combination, liquidation or recapitalizatlon. For example, if the Company declares a 2 for 1 stock distribution and the Exercise Price immediately prior to such event was $4.50 per share and the number of shares purchasable upon exercise of this Warrant was 62,500, the adjusted Exercise Price immediately after such event would be $2.25 per share and the adjusted number of shares purchasable upon exercise of this Warrant would be 125,000 shares. Such adjustment shall be made successively whenever any event listed above shall occur.

         (b) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to Subparagraph (a) above, the number of shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of shares issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise as adjusted.


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

         (c) No adjustment In the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one and sixty-five one-hundredths cents ($0.0165) in such price; provided, however, that any adjustments which by reason of this Subparagraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Paragraph 7 shall be made to the nearest cent or one-hundredth of a share, as the case may be. Anything In this Paragraph 7 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Paragraph 7, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal income tax liability to the holder of Common Stock or securities convertible into or exercisable for Common Stock.

         (d) Whenever the Exercise Price is adjusted as herein provided, the Company shall compute the adjusted Exercise Price in accordance with this Paragraph 7 and shall prepare a certificate signed by the chief financial officer or accounting officer of the Company setting forth the adjusted Exercise Price, and shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of this Warrant to be mailed to the Holder, at its address set forth herein I and shall cause a certified copy thereof to be mailed to the company's transfer agent, if any. The Company may (but shall be required to) retain a firm of independent certified public accountants selected by the Board of Directors (which may be the regular accountants employed by the Company) to make any computation required by this Paragraph 7, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

         (e) In the event that at any time, as a result of an adjustment made pursuant to the provisions of this Paragraph 7, the Holder of this warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subparagraphs (a) to (c), inclusive, above.

         (f) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares of Common Stock purchasable upon the exercise of this Warrant, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of shares of Common Stock as are initially issuable pursuant to this Warrant. The Company may, but under no circumstances is obligated to, modify the terms of this Warrant to provide for an earlier commencement of the Exercise Period, or to extend the Exercise Period or to lower the Exercise Price, at any time prior to the expiration of this Warrant.



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

         8. Upon receipt by the Company of copy of a Exercise Notice, as shown in Exhibit 1, the Company shall (I) as soon as practicable, but in any event within one (1) Business Day, send, via facsimile, a confirmation of receipt of such Exercise Notice to such holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein and (II) if the Exercise Notice is delivered on or before 8:00 p.m., New York City Time, then on or before the second (2nd) Business Day following the date of receipt by the Company of such Exercise Notice, or if the Exercise Notice is delivered after 8:00 p.m., New York City Time, then on or before the third (3rd) Business Day following the date of receipt by the Company of such Exercise Notice (the "SHARE DELIVERY DATE"), (A) issue and deliver to the address as specified in the Exercise Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled (provided that if such delivery is to be made outside of New York City then such delivery may be made on the next Business Day), or (B) provided the Transfer Agent is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the number of Preferred Shares represented by the Preferred Stock Certificate(s) submitted for Exercise, is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three Business Days after receipt of the Warrant(s) and related payment (the "WARRANT EXERCISE DATE") and at its own expense, issue and deliver to the holder a new Warrant representing the number of Preferred Shares not converted.

         9. This Agreement shall be governed by and in accordance with the law of the State of Delaware, without reference to conflict of laws principles.

         IN WITNESS WHEREOF, Eye Care International, Inc. has caused this Warrant to be signed by its duly authorized officer as of the date set forth below.


                               EYE CARE INTERNATIONAL, INC.


                               By:     /s/ Clark A. Marcus
                                     -------------------------------------------
                                       Clark A. Marcus
                                       President and Chief Executive Officer


Dated:   October 15, 2004

                                    EXHIBIT I

               EYE CARE INTERNATIONAL INC. WARRANT EXERCISE NOTICE

         Reference is made to the Warrant of Eye Care International Inc. issued on October 15, 2004. In accordance with and pursuant to the Warrant, the undersigned hereby elects to purchase the number of shares of Series A Common Stock, (the "SHARES"), of Eye Care International Inc., a Delaware corporation (the "COMPANY"), indicated below of the Company, as of the date specified below.

     Date of Exercise:___________________________________________________

     Number of Warrants to be Exercised:_________________________________

     Tax ID Number (If applicable):______________________________________

     Exercise Price:_____________________________________________________

     Number of shares of Common Stock to be purchased:___________________

     Payment Rendered $_________________

Issue to:_________________________________________
Address:__________________________________________
Telephone Number:_________________________________
Facsimile Number:_________________________________

Authorization:____________________________________

     By:______________________
     Title :

                                 ACKNOWLEDGMENT

 The Company hereby acknowledges this Warrant Exercise Notice and hereby directs American Stock Transfer to issue the above indicated number of shares of Common Stock.

                              EYE CARE INTERNATIONAL INC.


                              By: ______________________________
                              Name:

             Title :